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                                SUMMA FOUR, INC.

                                   EXHIBIT 21
                                  SUBSIDIARIES



The following is a list of the Company's subsidiaries at March 31, 1998:



                                                                Percentage of Voting
                                           Organized              Securities Owned
Name                                     Under Laws of          By Summa Four, Inc.
----                                     -------------          --------------------

Summa Four Limited                       United Kingdom                 100%

Summa Four International                 Barbados                       100%

Summa Four Pte., Limited                 Singapore                      100%

Summa Four, Japan, Inc.                  Delaware                       100%

Summa Four Japan, KK                     Japan                          100%

Summation, L.L.C.                        Delaware                        75%



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